As filed with the Securities and Exchange Commission on July 12, 2024

Registration No. 333-________

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Avenue Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	47-4113275
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

1111 Kane Concourse, Suite 301 Bay Harbor Islands, Florida 33154	33154
(Address of Principal Executive Offices)	(Zip Code)

Avenue Therapeutics, Inc. 2015 Incentive Plan, as Amended

(Full title of the plan)

Alexandra MacLean, M.D.

Chief Executive Officer

1111 Kane Concourse, Suite 301
Bay Harbor Islands, Florida 33154

(781) 652-4500

(Name, address, and telephone number of agent for service)

Copy to:

Rakesh Gopalan

David S. Wolpa

Troutman Pepper Hamilton Sanders LLP

301 S. College Street, 34th Floor

Charlotte, North Carolina 28202

(704) 998-4050

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

INCORPORATION BY REFERENCE OF CONTENTS

OF REGISTRATION STATEMENT ON FORM S-8

This Registration Statement is being filed by Avenue Therapeutics, Inc. (the “Registrant”) for the purpose of registering the offer and sale of an additional 5,000,000 shares of common stock, $0.0001 par value per share (the “Common Stock”), that are issuable pursuant to the Registrant’s 2015 Incentive Plan, as amended (the “Plan”). These additional shares of Common Stock are securities of the same class as other securities for which a Registration Statement on Form S-8 of the Registrant relating to the same stock incentive plan is effective. The Registrant previously registered the offer and sale of shares of Common Stock issuable under the Plan under a Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the “Commission”) on August 15, 2017 (File No. 333-219972), as amended by a Registration Statement on Form S-8, filed with the Commission on December 17, 2021 (File No. 333-261710), and a Registration Statement on Form S-8 filed with the Commission on February 10, 2023 (File No. 333-269689). Pursuant to General Instruction E to Form S-8, this Registration Statement hereby incorporates by reference the contents of the Registration Statements referenced above.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits

The Exhibits listed on the Exhibit Index of this Registration Statement are filed herewith or are incorporated by reference to other filings.

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Third Amended and Restated Certificate of Incorporation of Avenue Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38114) filed with the Commission on June 27, 2017).
4.2	Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation of Avenue Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q (File No. 001-38114) filed with the Commission on August 14, 2018).
4.3	Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation of Avenue Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38114) filed with the Commission on February 3, 2023).
4.4	Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation of Avenue Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38114) filed with the Commission on February 23, 2024).
4.5	Certificate of Amendment of the Third Amended and Restated Certificate of Incorporation of Avenue Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38114) filed with the Commission on April 26, 2024).
4.6	Second Amended and Restated Bylaws of Avenue Therapeutics, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-38114) filed with the Commission on February 10, 2023).
5.1*	Opinion of Troutman Pepper Hamilton Sanders LLP
23.1*	Consent of KPMG LLP
23.2*	Consent of Troutman Pepper Hamilton Sanders LLP (included in Exhibit 5.1 to this Registration Statement on Form S-8)
24.1*	Powers of Attorney (included on signature pages to this registration statement)
99.1	Avenue Therapeutics, Inc. 2015 Incentive Plan (incorporated by reference to Exhibit 10.7 to the Registrant’s Form 10-12G (File No. 000-55556) filed with the Commission on January 12, 2017).
99.2	Amendment to the Avenue Therapeutics, Inc. 2015 Incentive Plan (incorporated by reference to Exhibit 99.2 to the Registrant’s Form S-8 (File No. 333-261710) filed with the Commission on December 17, 2021).
99.3	Amendment to the Avenue Therapeutics, Inc. 2015 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant’s Current Report on Form 8-K (file No. 001-38114) filed with the Commission on February 3, 2023).
99.4	Amendment to the Avenue Therapeutics, Inc. 2015 Incentive Plan (incorporated by reference to Exhibit 10.1 to the Registrant's Current Report on Form 8-K (file No. 001-38114) filed with the Commission on June 26, 2024).
107.*	Filing Fee Table

*Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bay Harbor Islands, State of Florida, on this 12th day of July, 2024.

Avenue Therapeutics, Inc.

By:	/s/ Alexandra MacLean, M.D.
	Name:	Alexandra MacLean, M.D.
	Title:	Chief Executive Officer

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below hereby constitutes and appoints each of Alexandra MacLean, M.D. and David Jin, as his or her true and lawful attorney-in-fact and agent, with power to act without any other and with full and several power of substitution, for him or her and in his or her name, place and stead, to sign, in his or her capacity or capacities as shown below, any and all amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any such amendments, as fully for all intents and purposes as he or she might or could do in person, and does hereby ratify and confirm all that said attorneys-in-fact and agents, or either of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Date	Title

/s/ Alexandra MacLean, M.D.	July 12, 2024	Chief Executive Officer
Alexandra MacLean, M.D.		(Principle Executive Officer)

/s/ David Jin	July 12, 2024	Interim Chief Financial Officer and Chief Operating Officer
David Jin		(Principal Financial and Accounting Officer)

/s/ Lindsay A. Rosenwald, M.D.	July 12, 2024	Executive Chairman of the Board
Lindsay A. Rosenwald, M.D.

/s/ Faith Charles	July 12, 2024	Director
Faith Charles

/s/ Neil Herskowitz	July 12, 2024	Director
Neil Herskowitz

/s/ Jay Kranzler, M.D., PhD	July 12, 2024	Director
Jay Kranzler, M.D., PhD

/s/ Curtis Oltmans	July 12, 2024	Director
Curtis Oltmans